Exhibit 10.1

INTERNET SCIENCES INC.

ACTION BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER

IN LIEU OF A SPECIAL MEETING OF STOCKHOLDERS

The undersigned, being the holder of a majority of the outstanding shares of voting stock of Internet Sciences Inc., a Delaware corporation (the “Company”), entitled to vote generally in the election of directors, acting pursuant to Section 228 of the General Corporation Law of the State of Delaware (“DGCL”), Section 141(k) of the DGCL, and Section 3.12 of the Company’s Amended and Restated Bylaws (the “Bylaws”), hereby adopts the following resolutions by written consent in lieu of a special meeting of stockholders, with the same force and effect as if adopted at a duly noticed and convened meeting of stockholders at which a quorum was present and voting:

WHEREAS, Section 141(k) of the DGCL provides that, except as otherwise provided in a corporation’s certificate of incorporation, any director or the entire board of directors of a corporation without a classified board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; and

WHEREAS, Section 3.12 of the Bylaws provides that “Any director or the entire Board of Directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors”; and

WHEREAS, at the Special Meeting of the Board of Directors held August 13, 2026, a resolution to censure Director Myrna Soto did not pass; and

WHEREAS, the undersigned has concluded that, in the absence of further Board action on the matter, it is in the best interests of the Company and its stockholders that Director Soto be removed from the Board of Directors;

NOW, THEREFORE, BE IT

RESOLVED, that Myrna Soto is hereby removed, effective immediately, as a director of Internet Sciences Inc., pursuant to Section 3.12 of the Bylaws and Section 141(k) of the DGCL, each of which permits removal by majority stockholder action, with or without cause; and

The recitals set forth above are provided for the record and for the information of the Company’s stockholders and Board. This action is taken pursuant to the authority granted under Section 3.12 of the Bylaws and Section 141(k) of the DGCL, each quoted in full above.

RESOLVED, that, the Company currently having no Secretary in office, the filing of the Company’s Current Report on Form 8-K disclosing this action with the U.S. Securities and Exchange Commission shall constitute constructive notice of this action to all stockholders who have not consented in writing hereto; and

RESOLVED, that the officers of the Company are, and each of them hereby is, authorized and directed to take all actions and execute all documents necessary or appropriate to carry out the intent of the foregoing resolutions, including preparation and filing of a Current Report on Form 8-K disclosing this action; and

RESOLVED, that this action shall be effective as of the date of the last signature below and shall be filed with the minutes of the proceedings of the stockholders of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent as of the date set forth below.

Lynda Chervil
[Title / capacity in which shares are held — e.g., in her individual capacity as majority stockholder]
Shares held: Golfing ( 63% of shares entitled to vote)
Date: August 13, 2026